EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT
-----------------------------

         We consent to the incorporation by reference in Registration Statement No. 33-72788 of U.S.B. Holding Co., Inc. (the "Company") on Form S-3 and Registration Statement Nos. 333-63408, 333-75317, 333-65161, 333-56169,
333-43797, 333-27451, 33-80678 and 2-90674 of U.S.B. Holding Co., Inc. on Forms
S-8 of our report dated January 29, 2003 incorporated by reference in the Company's 2002 Annual Report on Form 10-K and appearing in the Company's 2002 Annual Report to Shareholders.


Deloitte & Touche LLP
Stamford, Connecticut


March 26, 2003